Exhibit 99.1

Dynatrace Reports Fourth Quarter and Full Year Fiscal 2024 Financial Results
Exceeds high end of guidance across all FY24 metrics
Delivers ARR growth of 20% year-over-year on a constant currency basis
Achieves FY24 GAAP Operating Margin of 9% and Non-GAAP Operating Margin of 28%
Announces $500 million share repurchase program

WALTHAM, Mass., May 15, 2024 - Dynatrace (NYSE: DT), the leader in unified observability and security, today announced financial results for the fourth quarter and full year ended March 31, 2024.

“Dynatrace delivered a strong finish to fiscal 2024. Our fourth quarter results exceeded guidance across all key operating metrics, fueled in part by a record number of 7-figure deals closed in the quarter,” said Rick McConnell, Chief Executive Officer. “We continue to see a growing number of companies looking to consolidate often ineffective and costly monitoring tools into a unified observability platform. We believe that our contextual analytics, AI leadership, and automation differentiate us in the market and empower us to capture this opportunity.”

Dynatrace also announced today that its Board of Directors has authorized a share repurchase program for up to $500 million of common stock.

“The share repurchase program demonstrates our confidence in the business and conviction in our future growth prospects,” said Jim Benson, Chief Financial Officer. “While investing in the business is our foremost priority, this program allows us to leverage our strong balance sheet and cash flow opportunistically to drive shareholder return while also allowing us the flexibility to consider strategic acquisitions to accelerate growth and deliver business value for our customers.”

All growth rates are compared to the fourth quarter and full year of fiscal 2023 unless otherwise noted.

Fourth Quarter Fiscal 2024 Financial Highlights:
•Total ARR of $1,504 million, an increase of 21%, or 20% on a constant currency basis
•Total Revenue of $381 million, an increase of 21%, or 21% on a constant currency basis
•Subscription Revenue of $360 million, an increase of 23%, or 22% on a constant currency basis
•GAAP Income from Operations of $23 million and Non-GAAP Income from Operations of $95 million
•GAAP EPS of $0.13 and non-GAAP EPS of $0.30, on a dilutive basis

Full Year Fiscal 2024 Financial Highlights:
•Total Revenue of $1,431 million, an increase of 23%, or 22% on a constant currency basis
•Subscription Revenue of $1,359 million, an increase of 25%, or 24% on a constant currency basis
•GAAP Income from Operations of $128 million and Non-GAAP Income from Operations of $398 million
•GAAP EPS of $0.52 and non-GAAP EPS of $1.20, on a dilutive basis
•GAAP Operating Cash Flow of $378 million and Free Cash Flow of $346 million

Business Highlights:
•Go-to-market traction: We closed a record 18 deals greater than $1 million in annual contract value (ACV) in the quarter. Fifteen of these deals were in collaboration with partners, including our first-ever 9-figure total contract value (TCV) deal, which was an expansion deal closed in conjunction with Accenture. We also closed our largest new logo win, a nearly 8-figure ACV deal.

•Industry recognition: We were named a Leader in the 2024 GigaOm Radar Report for Cloud Observability Solutions, positioned as the vendor closest to the center of the radar, reflecting Dynatrace's industry-leading innovation and ability to deliver the highest impact for customers.

•Customer recognition: Dynatrace was also recognized as a Customers' Choice in the 2024 Gartner® Peer Insights™ Voice of the Customer for Digital Experience Monitoring report, the only vendor with this distinction.1

•Runecast acquisition: We successfully closed the acquisition of Runecast, an AI-powered security and compliance solution provider. We are integrating Runecast technology into the Dynatrace platform to enable customers to prevent cloud misconfigurations and compliance issues proactively with automated, AI-driven, real-time vulnerability assessments.

Share Repurchase Program
Share repurchases under the new $500 million program may be made from time to time on the open market, pursuant to Rule 10b5-1 trading plans, or other legally permissible means. The share repurchase program has no time limit, does not obligate Dynatrace to acquire a specified number of shares, and may be suspended, modified, or terminated at any time, without prior notice. The number of shares to be repurchased will depend on market conditions and other factors. Repurchases under the program are expected to be funded from a combination of existing cash balances and future cash flow.

_____________________

1 Gartner, Peer Insights Voice of the Customer: Digital Experience Monitoring, 24 April 2024.

Gartner and Gartner Peer Insights™ are trademarks of Gartner, Inc. and/or its affiliates. All rights reserved.

Gartner® Peer Insights™ content consists of the opinions of individual end users based on their own experiences, and should not be construed as statements of fact, nor do they represent the views of Gartner or its affiliates. Gartner does not endorse any vendor, product or service depicted in this content nor makes any warranties, expressed or implied, with respect to this content, about its accuracy or completeness, including any warranties of merchantability or fitness for a particular purpose.

Fourth Quarter 2024 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Key Operating Metric:
Annual recurring revenue (ARR)	$1,503,819	$1,246,681
Year-over-Year Increase	21%
Year-over-Year Increase - constant currency (*)	20%

Total revenue	$380,848	$314,475
Year-over-Year Increase	21%
Year-over-Year Increase - constant currency (*)	21%

Subscription revenue	$360,109	$293,314
Year-over-Year Increase	23%
Year-over-Year Increase - constant currency (*)	22%

GAAP Financial Measures:
GAAP income from operations	$23,123	$19,431
GAAP operating margin	6%	6%

GAAP net income	$37,944	$80,293

GAAP net income per share - diluted	$0.13	$0.27

GAAP shares outstanding - diluted	300,867	293,917

Net cash provided by operating activities	$131,672	$120,427

Non-GAAP Financial Measures:
Non-GAAP income from operations (*)	$95,093	$77,935
Non-GAAP operating margin (*)	25%	25%

Non-GAAP net income (*)	$89,401	$92,459

Non-GAAP net income per share - diluted (*)	$0.30	$0.31

Non-GAAP shares outstanding - diluted (*)	300,867	293,917

Free Cash Flow (*)	$121,262	$114,512

Full Year 2024 Financial Highlights
(Unaudited – In thousands, except per share data)

	Year Ended March 31,
	2024	2023
Revenue:
Total revenue	$1,430,530	$1,158,530
Year-over-Year Increase	23%
Year-over-Year Increase - constant currency (*)	22%

Subscription revenue	$1,359,354	$1,083,330
Year-over-Year Increase	25%
Year-over-Year Increase - constant currency (*)	24%

GAAP Financial Measures:
GAAP income from operations	$128,400	$92,811
GAAP operating margin	9%	8%

GAAP net income	$154,632	$107,959

GAAP net income per share - diluted	$0.52	$0.37

GAAP shares outstanding - diluted	299,280	291,617

Net cash provided by operating activities	$378,109	$354,885

Non-GAAP Financial Measures:
Non-GAAP income from operations (*)	$398,239	$291,791
Non-GAAP operating margin (*)	28%	25%

Non-GAAP net income (*)	$358,117	$282,224

Non-GAAP net income per share - diluted (*)	$1.20	$0.97

Non-GAAP shares outstanding - diluted (*)	299,280	291,617

Free Cash Flow (*)	346,382	333,345
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our website at ir.dynatrace.com.

Financial Outlook
Based on information available as of May 15, 2024, Dynatrace is issuing guidance for the first quarter and full year fiscal 2025 in the table below. This guidance is based on foreign exchange rates as of April 30, 2024. The total foreign exchange headwind for fiscal 2025 is expected to be approximately $10 million on ARR and revenue.

Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.

All growth rates are compared to the first quarter and full year of fiscal 2024 unless otherwise noted.

(In millions, except per share data)	First Quarter Fiscal 2025	Full Year Fiscal 2025*
ARR	-	$1,720 - $1,735
As reported	-	14% - 15%
Constant currency	-	15% - 16%
Total revenue	$391 - $393	$1,644 - $1,658
As reported	17% - 18%	15% - 16%
Constant currency	18% - 19%	16% - 17%
Subscription revenue	$374 - $376	$1,571 - $1,585
As reported	18% - 19%	16% - 17%
Constant currency	19%	16% - 17%
Non-GAAP income from operations	$105 - $108	$459 - $467
Non-GAAP operating margin	27% - 27.5%	28%
Non-GAAP net income	$86 - $89	$383 - $392
Non-GAAP net income per diluted share	$0.29 - $0.30	$1.26 - $1.29
Diluted weighted average shares outstanding	301 - 302	303 - 305
Free cash flow	-	$386 - $398
Free cash flow margin	-	23.5% - 24%
*Guidance growth rates rounded to the nearest percentage point.

Reconciliations of non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook at 8:00 a.m. Eastern Time today, May 15, 2024. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with event confirmation #: 13746345. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on July 15, 2024, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering event confirmation #: 13746345. In addition, an archived webcast will be available at ir.dynatrace.com.

We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.

Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.

Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.

Annual Recurring Revenue (ARR) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.

Constant Currency amounts for ARR, Total Revenue and Subscription Revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.

Dynatrace Customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures (reflected as "purchase of property and equipment" and "capitalized software additions" in our financial statements).

About Dynatrace
Dynatrace (NYSE: DT) exists to make the world’s software work perfectly. Our unified platform combines broad and deep observability and continuous runtime application security with Davis® hypermodal AI to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That’s why the world’s largest organizations trust the Dynatrace® platform to accelerate digital transformation.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations related to industry trends, future financial and operational performance and operational expenditures and investments, the share repurchase program and sources and uses of capital, expected growth, and business outlook, including our financial outlook for the first quarter and full year of fiscal 2025. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs, including through Davis AI; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Form 10-Q filed on February 8, 2024 and our other SEC filings, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, which we plan to file later this month. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
	(unaudited)
Revenue:
Subscription	$360,109	$293,314	$1,359,354	$1,083,330
Service	20,739	21,161	71,176	75,200
Total revenue	380,848	314,475	1,430,530	1,158,530
Cost of revenue:
Cost of subscription	50,181	39,052	184,765	144,445
Cost of service	17,462	16,618	65,423	62,882
Amortization of acquired technology	4,230	3,895	16,265	15,564
Total cost of revenue	71,873	59,565	266,453	222,891
Gross profit	308,975	254,910	1,164,077	935,639

Operating expenses:
Research and development	84,271	61,502	304,739	218,349
Sales and marketing	148,788	124,702	534,233	448,015
General and administrative	47,338	42,702	174,412	150,172
Amortization of other intangibles	5,455	6,573	22,293	26,292
Total operating expenses	285,852	235,479	1,035,677	842,828
Income from operations	23,123	19,431	128,400	92,811
Interest income (expense), net	11,024	4,066	37,284	(3,409)
Other (expense) income, net	(4,045)	2,412	(10,769)	565
Income before income taxes	30,102	25,909	154,915	89,967
Income tax benefit (expense)	7,842	54,384	(283)	17,992
Net income	$37,944	$80,293	$154,632	$107,959
Net income per share:
Basic	$0.13	$0.28	$0.53	$0.38
Diluted	$0.13	$0.27	$0.52	$0.37
Weighted average shares outstanding:
Basic	296,264	289,751	294,051	287,700
Diluted	300,867	293,917	299,280	291,617

SHARE-BASED COMPENSATION

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
	(unaudited)
Cost of revenue	$6,962	$4,973	$26,622	$18,383
Research and development	19,424	12,067	69,543	41,406
Sales and marketing	16,939	13,748	65,762	51,147
General and administrative	12,273	11,233	46,969	35,938
Total share-based compensation expense	$55,598	$42,021	$208,896	$146,874

DYNATRACE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$778,983	$555,348
Short-term investments	57,891	—
Accounts receivable, net	602,739	442,518
Deferred commissions, current	98,935	83,029
Prepaid expenses and other current assets	66,749	37,289
Total current assets	1,605,297	1,118,184
Long-term investments	46,350	—
Property and equipment, net	53,325	53,576
Operating lease right-of-use asset, net	61,390	68,074
Goodwill	1,335,494	1,281,812
Intangible assets, net	50,995	63,599
Deferred tax assets, net	138,836	79,822
Deferred commissions, non-current	93,310	86,232
Other assets	24,782	14,048
Total assets	$3,409,779	$2,765,347

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$21,410	$21,953
Accrued expenses, current	233,675	188,380
Deferred revenue, current	987,953	811,058
Operating lease liabilities, current	15,513	15,652
Total current liabilities	1,258,551	1,037,043
Deferred revenue, non-current	62,308	34,423
Accrued expenses, non-current	18,404	29,212
Operating lease liabilities, non-current	54,013	59,520
Deferred tax liabilities	1,013	280
Total liabilities	1,394,289	1,160,478
Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 296,962,547 and 290,411,108 shares issued and outstanding at March 31, 2024 and 2023, respectively	297	290
Additional paid-in capital	2,249,349	1,989,797
Accumulated deficit	(198,757)	(353,389)
Accumulated other comprehensive loss	(35,399)	(31,829)
Total shareholders' equity	2,015,490	1,604,869
Total liabilities and shareholders' equity	$3,409,779	$2,765,347

DYNATRACE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$154,632	$107,959
Adjustments to reconcile net income to cash provided by operations:
Depreciation	15,499	12,541
Amortization	39,441	42,070
Share-based compensation	208,896	146,874
Loss on extinguishment of debt	—	5,925
Deferred income taxes	(59,915)	(53,534)
Other	11,216	988
Net change in operating assets and liabilities:
Accounts receivable	(161,888)	(94,910)
Deferred commissions	(23,520)	(45,191)
Prepaid expenses and other assets	(47,401)	26,753
Accounts payable and accrued expenses	37,896	58,680
Operating leases, net	1,026	1,186
Deferred revenue	202,227	145,544
Net cash provided by operating activities	378,109	354,885

Cash flows from investing activities:
Purchase of property and equipment	(26,459)	(21,540)
Capitalized software additions	(5,268)	—
Acquisition of businesses, net of cash acquired	(57,111)	—
Purchases of investments	(104,210)	—
Net cash used in investing activities	(193,048)	(21,540)

Cash flows from financing activities:
Repayment of term loans	—	(281,125)
Debt issuance costs	—	(1,949)
Proceeds from employee stock purchase plan	19,472	17,806
Proceeds from exercise of stock options	31,191	32,939
Equity repurchases	—	(15)
Net cash used in financing activities	50,663	(232,344)

Effect of exchange rates on cash and cash equivalents	(12,089)	(8,620)

Net increase in cash and cash equivalents	223,635	92,381

Cash and cash equivalents, beginning of year	555,348	462,967
Cash and cash equivalents, end of year	$778,983	$555,348

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended March 31, 2024
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$71,873	$(6,962)	$(542)	$(4,230)	$—	$60,139
Gross profit	308,975	6,962	542	4,230	—	320,709
Gross margin	81%					84%
Research and development	84,271	(19,424)	(1,055)	—	(26)	63,766
Sales and marketing	148,788	(16,939)	(1,626)	—	(615)	129,608
General and administrative	47,338	(12,273)	(392)	—	(2,431)	32,242
Amortization of other intangibles	5,455	—	—	(5,455)	—	—
Income from operations	$23,123	$55,598	$3,615	$9,685	$3,072	$95,093
Operating margin	6%					25%

	Three Months Ended March 31, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$59,565	$(4,973)	$(272)	$(3,895)	$—	$50,425
Gross profit	254,910	4,973	272	3,895	—	264,050
Gross margin	81%					84%
Research and development	61,502	(12,067)	(445)	—	—	48,990
Sales and marketing	124,702	(13,748)	(1,143)	—	(1,332)	108,479
General and administrative	42,702	(11,233)	(841)	—	(1,982)	28,646
Amortization of other intangibles	6,573	—	—	(6,573)	—	—
Income from operations	$19,431	$42,021	$2,701	$10,468	$3,314	$77,935
Operating margin	6%					25%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Non-GAAP net income:
Net income	$37,944	$80,293
Income tax benefit	(7,842)	(54,384)
Non-GAAP effective cash tax	(16,618)	10,084
Interest income, net	(11,024)	(4,066)
Cash received from interest, net	10,926	4,440
Share-based compensation	55,598	42,021
Employer payroll taxes on employee stock transactions	3,615	2,701
Amortization of other intangibles	5,455	6,573
Amortization of acquired technology	4,230	3,895
Transaction, restructuring, and other	3,072	3,314
Loss (gain) on currency translation	4,045	(2,412)
Non-GAAP net income	$89,401	$92,459

Share count:
Weighted-average shares outstanding - basic	296,264	289,751
Weighted-average shares outstanding - diluted	300,867	293,917

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	296,264	289,751
Weighted-average shares outstanding - diluted	300,867	293,917

Non-GAAP net income per share:
Net income per share - basic	$0.13	$0.28
Net income per share - diluted	$0.13	$0.27
Non-GAAP net income per share - basic	$0.30	$0.32
Non-GAAP net income per share - diluted	$0.30	$0.31

	Three Months Ended March 31,
	2024	2023
Free Cash Flow:
Net cash provided by operating activities	$131,672	$120,427
Purchase of property and equipment	(9,797)	(5,915)
Capitalized software additions	(613)	—
Free Cash Flow	$121,262	$114,512

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Year Ended March 31, 2024
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$266,453	$(26,622)	$(2,058)	$(16,265)	$—	$221,508
Gross profit	1,164,077	26,622	2,058	16,265	—	1,209,022
Gross margin	81%					85%
Research and development (1)	304,739	(69,543)	(5,446)	—	(26)	229,724
Sales and marketing (1)	534,233	(65,762)	(4,967)	—	(216)	463,288
General and administrative (1)	174,412	(46,969)	(1,517)	—	(8,155)	117,771
Amortization of other intangibles	22,293	—	—	(22,293)	—	—
Income from operations	$128,400	$208,896	$13,988	$38,558	$8,397	$398,239
Operating margin	9%					28%

	Year Ended March 31, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$222,891	$(18,383)	$(798)	$(15,564)	$(380)	$187,766
Gross profit	935,639	18,383	798	15,564	380	970,764
Gross margin	81%					84%
Research and development	218,349	(41,406)	(1,704)	—	—	175,239
Sales and marketing	448,015	(51,147)	(2,338)	—	(1,332)	393,198
General and administrative	150,172	(35,938)	(1,351)	—	(2,347)	110,536
Amortization of other intangibles	26,292	—	—	(26,292)	—	—
Income from operations	$92,811	$146,874	$6,191	$41,856	$4,059	$291,791
Operating margin	8%					25%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Year Ended March 31,
	2024	2023
Non-GAAP net income:
Net income	$154,632	$107,959
Income tax expense (benefit)	283	(17,992)
Non-GAAP effective cash tax	(75,604)	(13,370)
Interest (income) expense, net	(37,284)	3,409
Cash received from interest, net	35,482	3,803
Share-based compensation	208,896	146,874
Employer payroll taxes on employee stock transactions	13,988	6,191
Amortization of other intangibles	22,293	26,292
Amortization of acquired technology	16,265	15,564
Transaction, restructuring, and other	8,397	4,059
Loss (gain) on currency translation	10,769	(565)
Non-GAAP net income	$358,117	$282,224

Share count:
Weighted-average shares outstanding - basic	294,051	287,700
Weighted-average shares outstanding - diluted	299,280	291,617

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	294,051	287,700
Weighted-average shares outstanding - diluted	299,280	291,617

Non-GAAP net income per share:
Net income per share - basic	$0.53	$0.38
Net income per share - diluted	$0.52	$0.37
Non-GAAP net income per share - basic	$1.22	$0.98
Non-GAAP net income per share - diluted	$1.20	$0.97

	Year Ended March 31,
	2024	2023
Free Cash Flow:
Net cash provided by operating activities	$378,109	$354,885
Purchase of property and equipment	(26,459)	(21,540)
Capitalized software additions	(5,268)	—
Free Cash Flow	346,382	333,345

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Marketing
Jerome.Stewart@dynatrace.com